EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference of our firm under the caption “Experts” and to the use of our report dated November 15, 2004, in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-120648) and the related Prospectus of Stentor, Inc. dated January 27, 2005.

/s/ ERNST & YOUNG LLP

Palo Alto, California

January 27, 2005